Exhibit 99.1

NEWS RELEASE

14 Lafayette Square, Suite 1405 • Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports 65% Increase in Total Investment Income

for First Quarter 2023

●	Total investment income increased 65% to $1.85 million for the quarter compared with the first quarter last year driven by strong growth in interest, dividend and fee income

●	First quarter net investment income per share was $0.28 compared with $0.30 in the prior-year first quarter; Non-GAAP adjusted net investment income per share increased 86% to $0.39 compared with $0.21 in the first quarter of 2022

●	Net asset value per share (“NAV”) increased 3% to $23.00 at March 31, 2023 from $22.36 at December 31, 2022

●	Invested $5.6 million in new and follow on investments during the first quarter 2023 while receiving $0.5 million from portfolio investment sales and payments

●	Increased regular quarterly dividend 25% to $0.25 per share for second quarter 2023

●	Board of Directors renewed $1.5 million share repurchase program

BUFFALO, NY, May 9, 2023 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the first quarter ended March 31, 2023.

Daniel P. Penberthy, President and Chief Executive Officer of Rand, commented, “We have had a strong start to 2023 demonstrated by continued earnings momentum driven by the improvement of our portfolio composition as well as the overall favorable performance of portfolio companies amidst a challenging economic business climate. Importantly, we have a strong balance sheet and significant liquidity that positions us well in a volatile market as we expect to continue to grow our portfolio, expand earnings and deliver on our goal to consistently increase our dividend.”

First Quarter Highlights (compared with the prior-year period unless otherwise noted)

●	Total investment income grew $727,000, or 65%, to $1.85 million driven by a 42% increase in interest from portfolio companies, dividend income that more than doubled, and higher fee income.

●	Total expenses were $1.05 million compared with $345,000 in the prior-year first quarter. The increase includes a $531,000 increase in capital gains incentives fees payable to the Company’s external investment adviser, Rand Capital Management, LLC. The increase also reflects $158,000 in interest expense from the senior revolving credit facility entered into in June 2022 to fund growth. Offsetting these increases was a $60,000 decline in professional fees. Excluding capital gains incentive fees, adjusted expenses, which is a non-GAAP financial measure, were $757,000 compared with $585,000 in the first quarter of 2022. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

Rand Capital Reports 65% Increase in Total Investment Income for First Quarter 2023 May 9, 2023 Page 2 of 7

●	Net investment income was $715,000, or $0.28 per share, compared with $772,000, or $0.30 per share, in the first quarter of 2022. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee accrual, was $0.39 per share, up from $0.21 in last year’s first quarter. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

Portfolio and Investment Activity

As of March 31, 2023, Rand’s portfolio included investments with a fair value of $68.2 million across 30 portfolio businesses. This was up $6.7 million, or 11%, from December 31, 2022, and reflected new and follow on investments and a $1.5 million valuation adjustment on ACV Auctions, Inc. (Nasdaq: ACVA). This was partially offset by equity sales and loan repayments. At March 31, 2023, the portfolio was comprised of approximately 58% in debt investments, 30.5% in equity investments in private companies, and 11.5% in publicly traded equities consisting of other BDCs and ACV Auctions. The annualized weighted average yield of debt investments was 13.4%.

First quarter 2023:

○	Provided $3.0 million to PressurePro in subordinated debt at 15% interest rate and with a 10% warrant. PressurePro is a family owned and operated company that has established itself as a market leader for branded tire pressure monitoring systems consisting of a suite of proprietary hardware and software.

○	Funded a follow on debt investment of $2.3 million in Food Service Supply (FSS) in combination with an equity sale of $210,000. Rand’s total debt and equity investment in FSS had a fair value of $5.2 million as of March 31, 2023.

○	Equity investment of $250,000 in Tilson Technologies’ asset ownership affiliate SQF, LLC, which supports Tilson’s expansion by both driving the continued growth of its nationwide network infrastructure design-build services and supporting SQF. SQF develops telecommunications assets in public rights-of-way throughout the United States and is a leading pole owner and solutions provider for 5G.

Liquidity and Capital Resources

Cash at the end of the first quarter of 2023 was $1.8 million compared with $1.4 million at the end of 2022. As of March 31, 2023, the Company held approximately $3.8 million in publicly traded equities of other BDCs and $4.0 million of ACV Auctions shares, all of which are available for future liquidity needs including dividends and portfolio investments.

At March 31, 2023, Rand had outstanding borrowings of $7.95 million on its existing $25.0 million senior secured revolving credit facility. The outstanding borrowings carried an interest rate of 8.05% at quarter-end.

The Company did not repurchase any outstanding common stock during the first quarter of 2023.

Board Renewed Share Repurchase Authorization

Rand’s Board of Directors renewed the share repurchase program authorizing the purchase of up to $1.5 million in additional Rand common stock. The shares may be repurchased from time to time in the open market and in accordance with applicable regulations of the Securities and Exchange Commission. The stock repurchase program does not obligate the Company to purchase any shares, and the timing and exact amount of any repurchases will depend on various factors, including the performance of the Company’s stock price, general market and other conditions, applicable legal requirements and other factors. The renewed stock repurchase program expires on April 19, 2024, and may be suspended, terminated or amended by the Board at any time prior to the expiration date.

Rand Capital Reports 65% Increase in Total Investment Income for First Quarter 2023 May 9, 2023 Page 3 of 7

Dividends

On April 26, 2023, Rand declared its regular quarterly cash dividend distribution of $0.25 per share, which was increased by $0.05 per share or 25%. The cash dividend will be distributed on or about June 14, 2023, to shareholders of record as of May 31, 2023.

Webcast and Conference Call

Rand will host a conference call and webcast on Tuesday, May 9, 2023, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investor Relations” where the replay will also be available.

A telephonic replay will be available from 5:00 p.m. ET on the day of the call through Tuesday, May 16, 2023. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13737966. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand invests in early to later stage businesses that have sustainable, differentiated and market-proven products, revenue of more than $2 million and a path to free cash flow or up to $5 million in EBITDA. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: https://www.randcapital.com/.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding increasing our dividend, and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand ‘s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2022, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Daniel P. Penberthy	Deborah K. Pawlowski / Craig P. Mychajluk
President and CEO	Kei Advisors LLC
716.853.0802	716-843-3908 / 716-843-3832
dpenberthy@randcapital.com	dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports 65% Increase in Total Investment Income for First Quarter 2023 May 9, 2023 Page 4 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

	March 31, 2023 (Unaudited)	December 31, 2022
ASSETS
Investments at fair value:
Control investments (cost of $4,704,404 and $4,660,017, respectively)	$3,580,594	$3,536,207
Affiliate investments (cost of $35,706,050 and $30,204,160, respectively)	43,743,479	38,241,589
Non-Control/Non-Affiliate investments (cost of $20,589,821 and $20,852,060, respectively)	20,866,197	19,726,463
Total investments, at fair value (cost of $61,000,275 and $55,716,237, respectively)	68,190,270	61,504,259
Cash	1,841,162	1,368,996
Interest receivable	209,492	208,338
Prepaid income taxes	43,939	76,396
Deferred tax asset	33,695	28,160
Other assets	286,715	295,043
Total assets	$70,605,273	$63,481,192
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$245,768	$562,221
Accounts payable and accrued expenses	97,660	66,680
Line of credit	7,950,000	2,550,000
Capital gains incentive fees	2,458,000	2,167,000
Deferred revenue	478,452	413,971
Total liabilities	11,229,880	5,759,872
Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 2,648,916; shares outstanding: 2,581,021 at 3/31/23 and 12/31/22	264,892	264,892
Capital in excess of par value	51,464,267	51,464,267
Treasury stock, at cost: 67,895 shares at 3/31/23 and 12/31/22	(1,566,605)	(1,566,605)
Total distributable earnings	9,212,839	7,558,766
Total stockholders’ equity (net assets) (per share – 3/31/23: $23.00; 12/31/22: $22.36)	59,375,393	57,721,320
Total liabilities and stockholders’ equity (net assets)	$70,605,273	$63,481,192

Rand Capital Reports 65% Increase in Total Investment Income for First Quarter 2023 May 9, 2023 Page 5 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Investment income:
Interest from portfolio companies:
Control investments	$150,916	$—
Affiliate investments	787,821	570,116
Non-Control/Non-Affiliate investments	358,166	342,023
Total interest from portfolio companies	1,296,903	912,139
Interest from other investments:
Non-Control/Non-Affiliate investments	132	—
Total interest from other investments	132	—
Dividend and other investment income:
Affiliate investments	347,148	43,725
Non-Control/Non-Affiliate investments	127,595	129,265
Total dividend and other investment income	474,743	172,990
Fee income:
Control investments	3,900	—
Affiliate investments	67,842	30,305
Non-Control/Non-Affiliate investments	7,978	9,314
Total fee income	79,720	39,619
Total investment income	1,851,498	1,124,748
Expenses:
Base management fee	245,393	240,275
Capital gains incentive fees	291,000	(239,760)
Professional fees	170,975	231,083
Interest expense	158,400	—
Stockholders and office operating	64,304	56,698
Directors’ fees	63,850	45,100
Administrative fees	37,250	—
Insurance	12,960	8,910
Corporate development	3,713	3,027
Other operating	—	45
Total expenses	1,047,845	345,378
Net investment income before income taxes:	803,653	779,370
Income tax expense	88,737	7,367
Net investment income	714,916	772,003
Net realized gain (loss) on sales and dispositions of investments:
Affiliate investments	58,329	—
Non-Control/Non-Affiliate investments	(4,941)	(851,471)
Net realized gain (loss) on sales and dispositions of investments	53,388	(851,471)
Net change in unrealized appreciation/depreciation on investments:
Non-Control/Non-Affiliate investments	1,401,973	(331,069)
Net change in unrealized appreciation/depreciation on investments	1,401,973	(331,069)
Net realized and unrealized gain (loss) on investments	1,455,361	(1,182,540)
Net increase (decrease) in net assets from operations	$2,170,277	$(410,537)
Weighted average shares outstanding	2,581,021	2,581,021
Basic and diluted net increase (decrease) in net assets from operations per share	$0.84	$(0.16)

Rand Capital Reports 65% Increase in Total Investment Income for First Quarter 2023 May 9, 2023 Page 6 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets

(Unaudited)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Net assets at beginning of period	$57,721,320	$60,745,416
Net investment income	714,916	772,003
Net realized gain (loss) on sales and dispositions of investments	53,388	(851,471)
Net change in unrealized appreciation/depreciation on investments	1,401,973	(331,069)
Net increase (decrease) in net assets from operations	2,170,277	(410,537)
Declaration of dividend	(516,204)	(387,153)
Net assets at end of period	$59,375,393	$59,947,726

Rand Capital Reports 65% Increase in Total Investment Income for First Quarter 2023 May 9, 2023 Page 7 of 7

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expenses to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any expenses/(credits) for capital gains incentive fees. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended March 31, 2023	Three months ended March 31, 2022
Total expenses	$1,047,845	$345,378
Exclude expenses/(credits) for capital gains incentive fees	291,000	(239,760)
Adjusted expenses	$756,845	$585,138

Reconciliation of GAAP Net Investment Income per Share to

Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any expenses/(credits) for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended March 31, 2023	Three months ended March 31, 2022
Net investment income per share	$0.28	$0.30
Exclude expenses/(credits) for capital gains incentive fees	0.11	(0.09)
Adjusted net investment income per share	$0.39	$0.21

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